UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
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TXU Corp.

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TXU Proceeding with KKR/TPG Merger After “Go-Shop” Process Ends
Dallas — April 18, 2007 — TXU Corp. (NYSE: TXU), a Dallas-based energy company, announced today that the “go-shop” process conducted on its behalf by Lazard Freres & Co LLC (Lazard), the independent financial advisor to the TXU Board of Directors and its Strategic Transactions Committee, has ended. During the process, no proposal was received that could reasonably be expected to result in a proposal superior to the definitive merger agreement announced February 26, 2007 with an investor group led by Kohlberg Kravis Roberts & Co. and Texas Pacific Group (the Merger). Under the terms of the merger agreement, shareholders will be paid $69.25 per share following closing. The Merger is subject to receipt of shareholder approval and required regulatory approvals, as well as satisfaction of other customary closing conditions. There is no financing condition to the Merger.
Under the terms of the merger agreement, TXU had the right to solicit other proposals through 12:01 a.m. on April 16, 2007. The TXU Board, acting through the Strategic Transactions Committee, with the assistance of Lazard, solicited interest from over 70 potential purchasers, including U.S. utility companies, non-U.S. utility companies, other energy companies and financial sponsors and infrastructure investors. TXU entered into confidentiality agreements with ten of these entities and provided them confidential information regarding TXU and its subsidiaries.
TXU and the investor group are continuing their efforts to complete the Merger. TXU subsidiaries and the investor group expect to file a request for approval with the Nuclear Regulatory Commission and a Section 14.101 filing with the Public Utility Commission of Texas this month. TXU subsidiaries and the investor group also expect to submit filings with the Federal Energy Regulatory Commission, the Federal Communications Commission and the U.S. Department of Justice (under the Hart-Scott-Rodino Act) within the next few months; these are not expected to impact the timing of closing the Merger. TXU currently expects to hold its annual meeting and shareholder vote on the Merger in the summer on a date to be determined after Securities and Exchange Commission review of the preliminary proxy statement related to the Merger.
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About TXU
TXU Corp., a Dallas-based energy company, manages a portfolio of competitive and regulated energy businesses primarily in Texas. In the competitive TXU Energy Holdings segment (electricity generation, wholesale marketing and retailing), TXU Energy provides electricity and related services to more than 2.1 million competitive electricity customers in Texas. TXU Power has over 18,100 MW of generation in Texas, including 2,300 MW of nuclear and 5,800 MW of coal-fueled generation capacity. TXU Wholesale optimizes the purchases and sales of energy for TXU Energy and TXU Power and provides related services to other market participants. TXU Wholesale is the largest purchaser of wind-generated electricity in Texas and fifth largest in the United States. TXU Corp.’s regulated segment, TXU Electric Delivery, is an electric distribution and transmission business that uses superior asset management skills to provide reliable electricity delivery to consumers. TXU Electric Delivery operates the largest distribution and transmission system in Texas, providing power to three million electric delivery points over more than 101,000 miles of distribution and 14,300 miles of transmission lines. Visit www.txucorp.com for more information about TXU Corp.
Forward Looking Statements
This release contains forward-looking statements, which are subject to various risks and uncertainties. Discussion of risks and uncertainties that could cause actual results to differ materially from management’s current projections, forecasts, estimates and expectations is contained in the TXU Corp.’s filings with the Securities and Exchange Commission (SEC). Specifically, TXU Corp. makes reference to the section entitled “Risk Factors” in its annual and quarterly reports. In addition to the risks and uncertainties set forth in the TXU Corp.’s SEC reports or periodic reports, the proposed transactions described in this release could be affected by, among other things, the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted against TXU Corp. and others related to the merger agreement; failure to obtain shareholder approval or any other failure to satisfy other conditions required to complete the Merger, including required regulatory approvals; and changes in market conditions that either improve or hamper the ability of potential third parties to make a superior proposal to TXU.
Additional Information and Where to Find It
In connection with the proposed merger of TXU Corp. (the “Company”) with Texas Energy Future Merger Sub Corp., a wholly-owned subsidiary of Texas Energy Future Holdings Limited Partnership (the “Merger”), the Company will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the shareholders of the Company. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The Company’s shareholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s shareholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Corporate Secretary, TXU Corp., Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201, telephone: (214) 812-4600, or from the Company’s website, http://www.txucorp.com.
Participants in the Solicitation
The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2006 Annual Meeting of Shareholders, which was filed with the SEC on April 5, 2006. Shareholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the merger, which may be different than those of the Company’s shareholders generally, by reading the proxy statement and other relevant documents regarding the Merger, when filed with the SEC.
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Corporate
Communications:	Investor Relations:
Lisa Singleton	Tim Hogan	Bill Huber	Steve Oakley
214.812.5049	214.812.4641	214.812.2480	214.812.2220

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